Exhibit 99.1

PublicSquare Reports Second Quarter 2024 Financial Results

Increased Second Quarter 2024 Net Revenue by over 11x YoY

Second Quarter 2024 Net Revenue Exceeds Full Year 2023 Net Revenue

Company Presents Forward Vision for New Payments Business

Signed Agreement for $10 million Convertible Note to Fund Payments Business

WEST PALM BEACH, Fla, August 14, 2024 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), America’s leading commerce and payments ecosystem valuing life, family, and liberty, today announced financial results for the second quarter 2024.

Michael Seifert, Chairman and Chief Executive Officer of PublicSquare, commented, “Our second-quarter results show we are on a solid path towards profitability with revenue growth far outpacing the growth of expenses, but the greatest success of the last quarter is the strong foundation we have set for the future of our Marketplace and Payments ecosystem. Three years ago, our business consisted of an idea, a few lines of code, and seven employees in a one-room office. We had a roadmap filled with promise, but we knew our vision could only be accomplished through determined and deft execution. We put our heads down, got to work, and the growth we’ve experienced has exceeded our expectations. We generated $7,000 in revenue in 2021, $475,000 in 2022, $5.7 million in 2023, and in the last quarter alone, generated $6.0 million. We’ve executed, and yet we as a team hold the firm belief that we have barely scratched the surface of our business potential. This year, we’ve focused on developing our payments business in order to serve our tens of thousands of merchants with best-in-class technology, competitive rates, and a cancel-proof promise. We believe, with the launch of our payment stack this month, with over $200M in annualized GMV (“Gross Merchandise Value”) in payments processing volume already under contract and integrating, and with a line of sight to $1.0 billion of annualized GMV by the beginning of the 2024 Christmas shopping season, our vision for the Marketplace and Payments ecosystem is materializing and is ready for scale. The $10 million convertible note investment will supercharge this initiative and allow us to capitalize on the strong demand we’ve received from our merchants.”

SECOND HALF 2024 OUTLOOK

Looking ahead into the remainder of 2024, the Company expects to hit several significant milestones and make certain strategic changes throughout its business. Most significantly, the Company will formally launch its payments platform, for which it already has over $200 million of annualized GMV under contract, with a line of sight to $1.0 billion of annualized GMV by the beginning of the 2024 Christmas shopping season.

In light of the enhanced focus on its financial technology stack and the synergies that are materializing between the Marketplace and Financial Technology, the Company intends to sunset the brand name “Credova” and consolidate the branding, marketing, and product features under the name “PublicSquare”. The PublicSquare Marketplace will continue to focus its offerings on a family-values-oriented audience, targeting its core consumers with a better shopping experience while expanding its Business-to-Business (“B2B”) and Business-to-Consumer (“B2C”) software as a service (“SaaS”) offerings to merchants through payments, credit, and advertising services. This change, along with reallocating and consolidating people and resources, are expected to result in cost savings for the overall business.

The Company’s Brands segment will launch EveryLife soaps & lotions in the third quarter of 2024, expanding its product offerings into a vertical the Company’s consumers have been demanding, followed in the fourth quarter by the addition of a training pants line and the international expansion of the EveryLife brand to South Korea. The Company now expects its Eden feminine care brand to launch in the first quarter of 2025, aligning with the renewed focus of the overall business. The Company’s brands remain a successful part of its portfolio, and the company will continue to make appropriate investments in this segment; however, the company expects that in the medium to long term, as its SaaS offerings grow, brands will occupy a smaller percentage of its revenue base in the future.

LOCK-UP AGREEMENT EXTENSION

Chairman and CEO Michael Seifert, Chief Financial Officer Brad Searle, and Investor and Advisor Donald Trump Jr. extended their lock-up agreements for an additional 12 months in the third quarter of 2024 to indicate their strong belief in and commitment to the business’s promising future.

SECOND QUARTER 2024 HIGHLIGHTS

●	Net revenue increased 1,030%, and cash flow operating expenses only rose 49% compared to the second quarter 2023

●	Increased net revenue (net of returns & discounts) by 73% quarter over quarter to $6.0 million compared to $3.5 million in the first quarter 2024

●	Gross Margin increased to 67% in the second quarter of 2024 compared to 43% in the first quarter 2024

●	Dusty Wunderlich was promoted to Chief Strategy Officer of PublicSquare; prior to this role, Dusty was the President of Credova

●	Mike Hebert was promoted to Chief Operating Officer of PublicSquare; prior to this role, Mike was Chief People Officer of PublicSquare

SUBSEQUENT EVENTS

●	On August 13, 2024, Randy Carlson was promoted to Chief Technology Officer of PublicSquare; prior to this role, Randy was Senior Vice President of Engineering

Second Quarter 2024 Prepared Remarks & Discussion

Management will host prepared remarks today at 9:00 am ET. The live webcast and replay can be accessed at https://investors.publicsquare.com. PublicSquare has utilized the Say Technologies platform to allow shareholders to submit questions to management in advance of the webcast. Management will respond to previously submitted top questions that pertain to PublicSquare’s strategic priorities, business operations, financial position, and efforts to continue enhancing the business.

About PublicSquare

PublicSquare is America’s leading commerce and payments ecosystem, valuing life, family, and liberty. PublicSquare operates under three segments: Marketplace, Financial Technology, and Brands. The primary mission of the Marketplace segment is to help consumers “shop their values” and put purpose behind their purchases. PublicSquare leverages data and insights from the Marketplace to assess its customers’ needs and provide wholly-owned quality financial products and brands. PublicSquare’s Financial Technology segment comprises Credova, a consumer finance company, and PublicSquare Payments, a payments processing company. PublicSquare’s Brands segment comprises EveryLife, a premium D2C life-affirming baby products company, and PSQLink, a digital marketing and customer relationship management (“CRM”) platform. The PublicSquare Marketplace is free to join for both consumers and business owners. Download the app on the App Store or Google Play, or visit PublicSquare.com to learn more.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our anticipated launch of our payments platform and its anticipated GMV, the expansion of our EveryLife product line, including our expansion to South Korea, the anticipated launch of our Eden care brand and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, including the possibility that any of the anticipated benefits of the Credova transaction will not be realized or will not be realized within the expected time period, (ii) the ability of PublicSquare and Credova to integrate the business successfully and to achieve anticipated synergies and value creation, (iii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iv) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (v) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (vi) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vii) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (viii) the ability to execute PublicSquare’s anticipated business plans and strategy, (ix) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (x) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, and (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$7,613,430	$16,446,030
Restricted cash	136,488	-
Accounts receivable, net	340,594	204,879
Loans held for investment, net of allowance for credit losses of $616,812 as of June 30, 2024	4,342,928	-
Interest Receivable	358,270	-
Inventory	1,277,709	1,439,182
Prepaid expenses and other current assets	2,783,388	3,084,576
Total current assets	16,852,807	21,174,667
Loans held for investment, net of allowance for credit losses of $81,265 as of June 30, 2024, non-current	572,182	-
Property and equipment, net	339,113	127,139
Intangible assets, net	15,858,943	3,557,029
Goodwill	10,930,978	-
Operating lease, right-of-use assets	456,795	324,238
Deposits	49,617	63,546
Total assets	$45,060,435	$25,246,619

Liabilities and stockholders’ equity
Current liabilities
Revolving line of credit	$3,507,574	$-
Accounts payable	3,923,344	1,828,508
Accrued expenses	1,118,867	1,641,553
Deferred revenue	241,784	225,148
Operating lease liabilities, current portion	243,609	310,911
Total current liabilities	9,035,178	4,006,120
Convertible promissory notes, related party (Note 12)	10,000,000	-
Convertible promissory notes	8,449,500	-
Warrant liabilities	4,807,500	10,130,000
Earn-out liabilities	320,000	660,000
Operating lease liabilities	218,622	16,457
Total liabilities	32,830,800	14,812,577
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	-	-
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 28,177,917 shares and 24,410,075 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	2,817	2,441
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of June 30, 2024, and December 31, 2023	321	321
Additional paid in capital	98,251,713	72,644,419
Accumulated deficit	(86,025,216)	(62,213,139)
Total stockholders’ equity	12,229,635	10,434,042
Total liabilities and stockholders’ equity	$45,060,435	$25,246,619

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues, net	$5,985,228	$529,707	$9,451,117	$907,741
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	531,098	432,934	1,129,459	795,907
Cost of goods sold (exclusive of depreciation and amortization expense shown below)	1,438,843	-	2,830,251	-
General and administrative	10,993,793	3,895,467	21,256,671	7,987,317
Sales and marketing	5,090,331	2,402,783	9,772,969	3,068,840
Research and development	1,031,794	288,484	2,173,752	536,984
Depreciation and amortization	930,874	699,237	1,227,471	1,244,574
Total costs and expenses	20,016,733	7,718,905	38,390,573	13,633,622
Operating loss	(14,031,505)	(7,189,198)	(28,939,456)	(12,725,881)
Other income (expense):
Other income, net	52,599	48,549	155,978	53,687
Change in fair value of convertible promissory notes	-	(13,423,204)	-	(14,571,109)
Change in fair value of earn-out liabilities	220,000	-	340,000	-
Change in fair value of warrant liabilities	3,091,000	-	5,322,500	-
Interest expense, net	(553,303)	(155,854)	(677,481)	(163,855)
Loss before income taxes	(11,221,209)	(20,719,707)	(23,798,459)	(27,407,158)
Income tax expense	(14,037)	(1,600)	(13,618)	(1,789)
Net loss	$(11,235,246)	$(20,721,307)	$(23,812,077)	$(27,408,947)

Net loss per common share, basic and diluted	$(0.36)	$(1.18)	$(0.80)	$(1.62)
Weighted average shares outstanding, basic and diluted	31,391,595	17,538,437	29,901,952	16,934,803

PSQ HOLDINGS, INC. (dba PublicSquare)

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(23,812,077)	$(27,408,947)
Adjustment to reconcile net loss to cash used in operating activities:
Change in fair value of convertible promissory notes	-	14,571,109
Change in fair value of warrant liabilities	(5,322,500)	-
Change in fair value of earn-out liabilities	(340,000)	-
Share-based compensation	11,058,185	-
Amortization of step-up in loans held for investment	269,829	-
Provision for credit losses on loans held for investment	154,202	-
Origination of loans and leases for resale	(10,124,894)	-
Proceeds from sale of loans and leases for resale	11,247,135	-
Gain on sale of loans and leases	(1,122,241)	-
Depreciation and amortization	1,227,471	1,244,574
Non-cash operating lease expense	208,564	82,673
Changes in operating assets and liabilities:
Accounts receivable	(493,985)	-
Prepaid expenses and other current assets	1,571,121	(745,075)
Inventory	161,473	-
Deposits	13,929	(30,202)
Accounts payable	(1,335,335)	149,173
Accrued expenses	(110,806)	2,135,248
Deferred revenue	16,636	63,867
Operating lease payments	(206,258)	(80,071)
Net cash used in operating activities	(16,939,551)	(10,017,651)

Cash flows from Investing Activities
Software development costs	(1,777,479)	(992,467)
Principal paydowns on loans held for investment	5,265,396	-
Disbursements for loans held for investment	(3,576,860)	-
Acquisition of businesses, net of cash acquired	141,215	-
Purchase of short-term investments	-	(10,049,870)
Purchase of intangible assets and trademarks	-	(86,601)
Purchases of property and equipment	-	(113,064)
Net cash provided by (used in) investing activities	52,272	(11,242,002)

Cash flows from Financing Activities
Proceeds from convertible note payable, related party (Note 12)	10,000,000	-
Proceeds from convertible note payable	-	22,500,000
Proceeds from the issuance of common stock	-	2,600,125
Repayments on revolving line of credit	(1,808,833)	-
Repayment of subscription payable	-	(400)
Net cash provided by financing activities	8,191,167	25,099,725
Net (decrease) increase in cash and cash equivalents	(8,696,112)	3,840,072
Cash, cash equivalents and restricted cash beginning of period	16,446,030	2,330,405
Cash, cash equivalents and restricted cash end of the period	$7,749,918	$6,170,477
Cash and cash equivalents	$7,613,430	$6,170,477
Restricted cash	136,488	-
Total cash, cash equivalents and restricted cash, end of the period	$7,749,918	$6,170,477

Supplemental Non-Cash Investing and Financing Activity
Accrued variable compensation settled with RSU grants	$411,880	$-
Shares issued in connection with Credova Merger	$14,137,606	$-
Note Exchange in connection with Credova Merger	$8,449,500	$-
Brand intangible purchase for stock	$-	$1,334,850

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, as net earnings (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude change in fair value of our financial instruments, other income (expense), net, transaction expenses and share-based compensation expense. We utilize adjusted EBITDA as an internal performance measure in the management of our operations because we believe the exclusion of these non-cash and non-recurring charges allow for a more relevant comparison of our results of operations to other companies in our industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

The following table provides a reconciliation of net loss to adjusted EBITDA to net loss for the periods presented:

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Net loss	$(11,235,246)	$(20,721,307)	$(23,812,077)	$(27,408,947)
Excluding:
Interest expense, net	553,303	155,854	677,481	163,855
Income tax expense	14,037	1,600	13,618	1,789
Change in fair value of convertible notes	-	13,423,204	-	14,571,109
Change in fair value of earnout liabilities	(220,000)	-	(340,000)	-
Change in fair value of warrant liabilities	(3,091,000)	-	(5,322,500)	-
Other income, net	(52,599)	(48,549)	(155,978)	(53,687)
Depreciation and amortization	930,874	699,237	1,227,471	1,244,574
Share-based compensation (exclusive of what is shown above in transaction costs)	5,171,760	-	10,170,774	-
Transaction costs incurred in connection with acquisitions	1,908	-	2,295,502	-
Adjusted EBITDA	$(7,926,963)	$(6,489,961)	$(15,245,709)	$(11,481,307)